EXHIBIT 32.2
STATEMENT OF
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Davinder Sethi, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K for the fiscal year ended January 31, 2004 of Entrada Networks, Inc. fully complies with the requirements of section 13(a) or 15(d0 of the Securities Exchange Act of 1934, and the information contained in the Annual Report on Form 10-K for the fiscal year ended January 31, 2004 of Entrada Networks, Inc fairly presents, in all material respects, the financial condition and results of operations of Entrada Networks, Inc.

/s/ Davinder Sethi

Name: Davinder Sethi
Principal Financial Officer
Date: May 14, 2004